Exhibit 10.7

PEAK RESORTS, INC.

RESTRICTED STOCK UNIT AGREEMENT

Director Award – Annual Grant

This Restricted Stock Unit Agreement (the "Agreement") is hereby entered into effective as of _____________________ (the "Award Date"), by and between Peak Resorts, Inc., a Missouri corporation (the "Company"), and __________________, a non-employee member of the Company's Board of Directors (the "Director"). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Peak Resorts, Inc. 2014 Equity Incentive Plan (the "Plan").

1. Purpose. The purpose of this Agreement is to provide compensation to the independent directors of the Company, including the Director, for service in the form of a stock equivalent ownership interest in the Company. The award contemplated by this Agreement represents a portion of the Director's total compensation for serving on the Company's Board, and the form is intended to serve as a longer-term incentive to the Director and to further align the Director's interests with those of the Company's stockholders.

2. Administration. In accordance with the terms of the Plan, the Board or a committee thereof will administer this Agreement.  The Board shall have authority to interpret the Agreement, to adopt and revise rules and regulations relating to the Agreement and to make any other determinations that it believes necessary or advisable for the administration of the Agreement. Determinations by the Board shall be final and binding on all parties with respect to all matters relating to the Agreement.

3. Award. In accordance with the terms of the Plan and subject to the terms and conditions of this Agreement, the Company hereby awards the Director ______ Restricted Stock Units, effective as of the Award Date.

4. Restricted Stock Units. The Company will credit the Restricted Stock Units contemplated by this Agreement to a Restricted Stock Unit Account (the "Account") established and maintained for the Director. The Account shall be the record of Restricted Stock Units awarded to the Director under the Agreement, is solely for accounting purposes and shall not require a segregation of any Company assets.

5. Vesting of Restricted Stock Units. All Restricted Stock Units granted to the Director shall fully vest on the date which is the one year anniversary of the Award Date (“Vesting Date”).  If a Director terminates service on the Board for any reason other than death or Disability prior to the Vesting Date, the Restricted Stock Units subject to this Agreement shall be forfeited.  Disability shall mean any illness or other physical or mental condition of the Director that renders the Director incapable of performing his or her customary and usual duties for the Company, as determined in the sole discretion of the Board.

6. Dividends on Restricted Stock Units. If the Company pays a dividend on shares of Common Stock, the Company will

(a) To the extent the Company pays the dividend in cash, credit the Account with additional Restricted Stock Units in an amount equal to number of Shares (including fractions thereof) with a value equal to the value of the dividend that would have been paid to the Director if each Restricted Stock Unit was a Share, based on the closing price of the Shares on the payment date for the cash dividend.

(b) To the extent the Company pays the dividend in the form of additional Shares, credit the Account with additional Restricted Stock Units in an amount equal to the number of Shares (including fractions thereof) that would have been paid to the Director if each Restricted Stock Unit was a Share.

7. Distribution of Vested Shares.

(a) Subject to Section 7(c) below, the Company will distribute to the Director a whole number of Shares equal to the whole number of the Director's Restricted Stock Units which are vested under Section 5 on the date that is six months after the day the Director's service on the Board terminates for any reason (or, if such day is not a trading day, on the next succeeding trading day) (the "Distribution Date"). On the Distribution Date, the Company also will also pay to the Director in cash an amount in lieu of any vested fractional Restricted Stock Unit in the Account, based on the closing price of the Shares on the trading day prior to the Distribution Date.

(b) In the event of the Director's death, distribution of the Shares or cash due under this Agreement shall be made to the appointed and qualified executor or other personal representative of the Director to be distributed in accordance with the Director's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six months after the date of the Director's death, then to such persons as, at the date of his death, would be entitled to share in the distribution of the Director's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportion specified in such statute.

(c)In accordance with Section 9 of the Plan, the Administrator reserves the right in its sole discretion to pay cash to a Director for some or all Restricted Stock Units in a Director’s Account in lieu of Shares, based on the closing price of the Shares on the trading date prior to the Distribution Date.

8. Changes in Capital or Corporate Structure and Change in Control. In the event of any change in the outstanding shares of common stock of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Board shall proportionately adjust, in an equitable manner, the number of Restricted Stock Units held by the Director under this Agreement, in accordance with Section 5 of the Plan.

9. Nontransferability. Restricted Stock Units awarded under this Agreement, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

10. Voting and Dividend Rights. Except as specifically provided herein, the Director shall not be entitled to any voting rights, to receive any dividends, or to have his or her Account credited or increased as a result of any dividends or other distribution with respect to the Shares.

11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

12. Withholding. The Company may withhold from any Shares that it is required to deliver under this Agreement the number of Shares sufficient to satisfy applicable withholding requirements under any federal, state or local law, if any.

13. No Limitation on the Company's Rights. The granting of Restricted Stock Units shall not in any way affect the Company's right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14. Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or service, and no terms of the Director's employment or service will be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement will be construed as conferring any legal rights of the Director to continue in service with the Company.

15. Entire Agreement and Amendment. This Agreement is the entire Agreement between the parties to it, and all prior oral and written representations are merged in this Agreement. This Agreement may be amended, modified or terminated only by written agreement between the Director and the Company, provided, that the Company may amend this Agreement without further action by the Director if such amendment is deemed by the Company to be advisable or necessary to comply with Code Section 409A. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof. Each party has cooperated in the preparation of this Agreement. As a result, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.

16. Notices. Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (i) overnight carrier, (ii) facsimile, (iii) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (iv) such other method of delivery that provides a written confirmation of delivery. Notice to the Company shall be directed to:

Peak Resorts, Inc.

17409 Hidden Valley Drive

Wildwood, Missouri 63025

Attention: General Counsel

The Company may change the person and/or address to which the Director must give notice under this Section 16 by giving the Director written notice of such change, in accordance with the procedures described above. Notices to or with respect to the Director will be directed to the Director, or to the Director's executors, personal representatives or distributees, if the Director is deceased, or the assignees of the Director, at the Director's most recent home address on the records of the Company.

17. Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Missouri, without regard to the conflict of laws principles thereof. The parties agree that the jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be exclusively in the courts in the State of Missouri, County of St. Louis, including the Federal Courts located therein (should Federal jurisdiction exist).

18. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

In Witness Whereof, the parties have executed this Agreement effective as of the date first above written.

PEAK RESORTS, INC.DIRECTOR

By: __________________________

Its: __________________________Date:

Date: